UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015

AMERIANA BANCORP

(Exact name of registrant as specified in charter)

Indiana	0-18392	35-1782688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Bundy Avenue, New Castle, Indiana 47263-1048

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (765) 529-2230

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 7, 2015, Ameriana Bancorp (the “Company”), the holding company for Ameriana Bank, issued a press release revising its financial results for the three and six month periods ended June 30, 2015 as previously reported on July 24, 2015. The revised financial results reflect increases in income tax expense to $117,000 and $274,000 for the three and six month periods, respectively, due to the non-deductible nature of a portion of the merger-related expenses incurred by the Company in the second quarter of 2015. The increase in income tax expense for the three and six month periods ended June 30, 2015 decreased previously reported net income from $278,000, or $0.09 per share, to $188,000, or $0.06 per share, for the three months ended June 30, 2015, and from $780,000, or $0.26 per share, to $690,000, or $0.23 per share, for the six months ended June 30, 2015. For more information, reference is made to the Company’s press release dated August 7, 2015, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Press Release dated August 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIANA BANCORP

Dated: August 7, 2015	By:	/s/ John J. Letter
John J. Letter
Executive Vice President – Treasurer and Chief Financial Officer